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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 11, 2007


                          SUN MOTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          WYOMING                        000-791                 84-0217330
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

                    BLOCK B, G/F., PRINCE INDUSTRIAL BUILDING
                        106 KING FUK STREET, SAN PO KONG,
                               KOWLOON, HONG KONG
              (Address of principal executive offices and Zip Code)

                                 (852) 2321 6108
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         Effective June 11, 2007, Patrick Lim resigned his position as Chief Financial Officer of the Company for personal reasons.

         Effective June 11, 2007, Kenny Lo, age 44, joined the Company as the Chief Financial Officer and currently manages the Company's accounting and financial departments. Mr. Lo has 20 years of accounting and finance experience in various industries including retail, manufacturing, logistics, securities and M&A. Mr. Lo was the Chief Financial Officer of Geologistics Ltd. a multi-national logistic company from November 2000 to July 2004. Mr. Lo was the Associate Director for Grand Ming Holdings Ltd., a diversified company, from July 2004 to June 2007, where he was responsible for evaluating investment opportunities related to real estate properties, pharmaceutical products and supplements, and negotiating, managing and selling related projects.

         Mr. Lo received a Professional Diploma in Management Accountancy from Hong Kong Polytechnic University and MBA from Heriot-Watt University in the United Kingdom. He is a CPA member of Hong Kong Institute of Certified Public Accountants and Associate Member of Chartered Institute of Management Accountants.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUN MOTOR INTERNATIONAL, INC.



Date:  June 15, 2007                    By: /s/ Shi Kai Biu
                                            ------------------------------------
                                            Shi Kai Biu, Chief Executive Officer
                                            (principal executive officer)